Exhibit 99.1

NEWS RELEASE

For additional information contact:
Justine Koenigsberg (investors)
Concert Pharmaceuticals, Inc.
(781) 674-5284
ir@concertpharma.com

Kathryn Morris (media)
The Yates Network
(845) 635-9828
kathryn@theyatesnetwork.com

FOR IMMEDIATE RELEASE

Concert Pharmaceuticals Reports First Quarter 2017 Financial Results
Conference Call Scheduled Today at 8:30 a.m. EDT
Lexington, MA (May 2, 2017) - Concert Pharmaceuticals, Inc. (NASDAQ: CNCE) today reported financial results for the first quarter of 2017.
“We expect to significantly strengthen our cash position in 2017 through the asset purchase agreement that we entered into with Vertex Pharmaceuticals for the sale of CTP-656 and other cystic fibrosis assets,” said Roger Tung, Ph.D., President and Chief Executive Officer of Concert Pharmaceuticals. “Pending the closing of the Vertex transaction, we will be well positioned to advance our pipeline, including the clinical development of CTP-543. We believe CTP-543 has the potential to be the first oral treatment for alopecia areata, a disease for which there is currently no approved treatment. We are excited that our Phase 2a trial is now underway and we continue to expect topline data in the first quarter of 2018.”

Recent Business Highlights and Upcoming Milestones

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CTP-543 Phase 2a for Alopecia Areata. The Company advanced CTP-543 into a Phase 2a trial in patients with moderate-to-severe alopecia areata in May 2017. The double-blind, placebo-controlled, multi-center, dose ranging study will evaluate four doses of CTP-543 twice-daily versus placebo, in approximately 100 patients. Topline data from the primary outcome measure of the trial is expected in the first quarter of 2018. The primary outcome measure is the percentage of responders who regrow at least 50% of scalp hair lost due to alopecia areata, as measured by the Severity of Alopecia Tool (SALT), after 24 weeks of dosing. The trial will include an additional 28 weeks of dosing during which all patients enrolled in the study will receive CTP-543.

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CTP-656 Asset Purchase Agreement. On March 6, 2017, Concert announced that it entered into an asset purchase agreement worth up to $250 million with Vertex Pharmaceuticals, Inc., under which Vertex will acquire all rights to CTP-656 and other assets related to cystic fibrosis. The asset purchase agreement is subject to the approval of Concert’s shareholders and other closing conditions, including Hart-Scott-Rodino clearance. Concert’s annual meeting of stockholders will be held on May 24, 2017, at 9:00 a.m. and will include the authorization of the CTP-656 asset purchase agreement.

First Quarter 2017 Financial Results

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Cash and Investments Position: Cash, cash equivalents and investments as of March 31, 2017, totaled $83.9 million as compared to $96.2 million as of December 31, 2016. Concert expects its cash, cash equivalents and investments as of March 31, 2017 to be sufficient to fund the Company through the second quarter of 2018. Upon closing of the CTP-656 asset purchase agreement, pro forma cash is expected to be sufficient to fund the Company into 2021.

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Revenues: Revenue was $20,000 for the quarter ended March 31, 2017, compared to $56,000 for the same period in 2016. Revenue recognized in 2017 and 2016 is comprised of services performed by Concert in connection with its strategic collaborations with Celgene Corporation and Jazz Pharmaceuticals.

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R&D Expenses: Research and development expenses were $8.2 million for the quarter ended March 31, 2017, compared to $10.5 million for the same period in 2016. In both periods, research and development expenses were primarily associated with the development of CTP-656 and CTP-543.

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G&A Expenses: General and administrative expenses were $5.3 million for the quarter ended March 31, 2017, compared to $3.6 million for the same period in 2016. The increase in general and administrative expenses was primarily related to professional fees in connection with the CTP-656 asset purchase agreement.

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Net Loss: For the quarter ended March 31, 2017, net loss applicable to common stockholders was $13.3 million, or $0.60 per share, compared with a net loss applicable to common stockholders of $13.9 million, or $0.63 per share, for the quarter ended March 31, 2016.

Conference Call and Webcast
The Company will host a conference call and webcast today, Tuesday, May 2, 2017, at 8:30 a.m. EDT to provide an update on the Company and discuss first quarter financial results. To access the conference call, please dial (855) 354-1855 (U.S. and Canada) or (484) 365-2865 (International) five minutes prior to the start time.
A live webcast of Concert’s presentation may be accessed in the Investors section of the Company’s website at www.concertpharma.com. Please log on to the Concert website approximately 15 minutes prior to the scheduled webcast to ensure adequate time for any software downloads that may be required. A replay of the webcast will be available on Concert’s website for three months.

- Financial Tables to Follow -

Concert Pharmaceuticals, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Quarter Ended March 31,
	2017	2016
Revenue:
License and research and development revenue	$20	$56
Total revenue	20	56
Operating expenses:
Research and development	8,237	10,453
General and administrative	5,253	3,577
Total operating expenses	13,490	14,030
Loss from operations	(13,470)	(13,974)
Investment income	137	94
Net loss	$(13,333)	$(13,880)

Net loss per share applicable to common stockholders — basic and diluted	$(0.60)	$(0.63)
Weighted-average number of common shares used in net loss per share applicable to common stockholders— basic and diluted	22,377	22,198

Concert Pharmaceuticals, Inc.
Summary Balance Sheet Data
(in thousands)
	March 31, 2017	December 31, 2016
Cash and cash equivalents	$28,106	$40,555
Investments, available for sale	55,827	55,630
Working capital	81,528	92,159
Total assets	89,031	100,395
Deferred revenue	10,033	10,050
Total stockholders’ equity	$75,020	$85,594

- more -

Additional Information about the CTP-656 Asset Purchase Agreement and Where to Find It
This press release is being made in respect of the proposed asset sale with Vertex. The proposed asset sale and the asset purchase agreement will be submitted to the shareholders of the Company for their consideration and approval. In connection with the proposed asset sale, the Company has filed a proxy statement with the SEC. This press release does not constitute a solicitation of any vote or proxy from any shareholder of the Company. Investors are urged to read the proxy statement carefully and in its entirety when it becomes available and any other relevant documents or materials filed or to be filed with the SEC or incorporated by reference in the proxy statement, because they will contain important information about the proposed asset sale. The definitive proxy statement will be mailed to the Company’s shareholders. In addition, the proxy statement and other documents will be available free of charge at the SEC’s internet website, www.sec.gov. When available, the proxy statement and other pertinent documents may also be obtained free of charge at the Investors section of the Company’s website, www.concertpharma.com, or by directing a written request to Concert Pharmaceuticals, Inc., Attn: Investor Relations at 99 Hayden Ave, #500, Lexington, MA 02421.
The Company and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed asset sale. Information about the Company’s directors and executive officers is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 6, 2017. Additional information regarding these persons and their interests in the transaction are included in the proxy statement relating to the proposed asset sale as filed with the SEC. These documents can be obtained free of charge from the sources indicated above.
About Concert
Concert Pharmaceuticals is a clinical stage biopharmaceutical company focused on applying its DCE Platform® (deuterated chemical entity platform) to create novel medicines designed to address unmet patient needs. The Company’s approach starts with approved drugs in which deuterium substitution has the potential to enhance clinical safety, tolerability or efficacy. Concert has a broad pipeline of innovative medicines targeting pulmonary diseases, including cystic fibrosis, autoimmune and inflammatory diseases and central nervous systems (CNS) disorders. For more information please visit www.concertpharma.com.

Cautionary Note on Forward Looking Statements
Any statements in this press release about our future expectations, plans and prospects, including statements about our expectations for meeting the conditions for closing the asset purchase agreement with Vertex, clinical development of our therapeutic candidates, the sufficiency of our cash, cash equivalents and investments to fund our operations and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation of future clinical trials, whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials will be indicative of the results of later clinical trials, expectations for regulatory approvals, availability of funding sufficient for our foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the “Risk Factors” section of our most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission and in other filings that we make with the Securities and Exchange Commission. In addition, any forward-looking statements included in this press release represent our views only as of the date of this release and should not be relied upon as representing our views as of any subsequent date. We specifically disclaim any obligation to update any forward-looking statements included in this press release.

Concert Pharmaceuticals Inc., the CoNCERT Pharmaceuticals Inc. logo and DCE Platform are registered trademarks of Concert Pharmaceuticals, Inc.
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